UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 28, 2019

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11620 Wilshire Blvd, Suite 350, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2018 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on February 28, 2019 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, Jerold R. Babin, John C. Love, William J. Nance and Yvonne L. Murphy were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.

The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Withheld	Broker Non Votes

John V. Winfield	659,590	7,742	43,032
Jerold R. Babin	666,432	900	43,032
John C. Love	659,590	7,742	43,032
William J. Nance	659,590	7,742	43,032
Yvonne L. Murphy	659,590	7,742	43,032

Proposal (2) – Ratification of the Appointment of Moss Adams LLP as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2019:

Votes For	Against	Abstain	Broker Non Votes

710,364	-	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: March 5, 2019	By:	/s/ Danfeng Xu
Treasurer and Controller